Exhibit 99.1

Zynex Continued Growth Leads to a New Manufacturing and Warehouse Facility

ENGLEWOOD, CO – October 6, 2020 – Zynex, Inc. (NASDAQ: ZYXI), an innovative medical technology company specializing in manufacturing and selling non-invasive medical devices for pain management, stroke rehabilitation, cardiac monitoring and neurological diagnostics, today announced the lease of a new 50,488 square foot warehouse facility for its growing manufacturing and inventory requirements.

Thomas Sandgaard, CEO of Zynex said: “With order growth of 84% in 2019, 76% in the first half of 2020 net of the COVID-19 slowdown and our forecast for the remainder of 2020 and beyond, we have outgrown our current facilities for inventory and manufacturing. The new facility is less than four miles from our headquarters and fits well into our growth plans for 2020 and future years. Moving our inventory and manufacturing functions from our corporate headquarters will also give us much needed room for our growing reimbursement, sales support and other G&A functions. We expect to occupy the space in the next 60-90 days.”

The new building will expand our inventory capacity by three to five times compared to our current facility. The lease has a term of sixty-five months and commences on the earlier of the substantial completion of tenant improvements or January 15, 2021. An 8-K has been filed with the details of the lease arrangements.

About Zynex

Zynex, founded in 1996, markets and sells its own design of electrotherapy medical devices used for pain management and rehabilitation; and the Company's proprietary NeuroMove device designed to help recovery of stroke and spinal cord injury patients. Zynex is also developing a new blood volume monitor for use in hospitals and surgery centers.  For additional information, please visit: Zynex.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, forecasts, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore you should not rely on any of these forward looking statements. The Company makes no express or implied representation or warranty as to the completeness of forward looking statements or, in the case of projections, as to their attainability or the accuracy and completeness of the assumptions from which they are derived. Factors that could cause actual results to materially differ from forward-looking statements include, but are not limited to, the need to obtain CE marking of new products, the acceptance of new products as well as existing products by doctors and hospitals, larger competitors with greater financial resources, the need to keep pace with technological changes, our dependence on the reimbursement for our products from health insurance companies, our dependence on third party manufacturers to produce our goods on time and to our specifications, implementation of our sales strategy including a strong direct sales force, the impact of COVID-19 on the global economy and other risks described in our filings with the Securities and Exchange Commission including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2019 as well as our quarterly reports on Form 10-Q and current reports on Form 8-K.

Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

Zynex, Inc.
(800) 495-6670

Investor Relations Contact:
Amato and Partners, LLC
Investor Relations Counsel
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